Exhibit (a)(1)(B)

NOTICE OF WITHDRAWAL

OF SURRENDER OF

0.50% CONVERTIBLE SENIOR DEBENTURES DUE 2024

ISSUED BY

NOVELL, INC.

CUSIP Number:

670006 AC 9

Pursuant to the Tender Offer Statement on Schedule TO filed by

Novell, Inc.

on June 15, 2009

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE COMPANY NOTICE DATED JUNE 15, 2009 AND THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE RIGHT OF HOLDERS TO SURRENDER DEBENTURES FOR PURCHASE EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JULY 14, 2009. DEBENTURES SURRENDERED FOR PURCHASE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE PAYING AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JULY 14, 2009.

HOLDERS THAT SURRENDER THROUGH THE DEPOSITORY TRUST COMPANY (“DTC”) NEED NOT SUBMIT A PHYSICAL NOTICE OF WITHDRAWAL TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

The Paying Agent is:

Wells Fargo Bank, National Association

By Mail:	By Hand:	By Courier:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Ops	Corporate Trust Services	Corporate Trust Ops
MAC No. N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Northstar East Building, 12th Fl. 608 Second Avenue South Minneapolis, MN 55402	MAC No. N9303-121 6th St. & Marquette Avenue Minneapolis, MN 55479
Telephone: 800-344-5128	Telephone: 800-344-5128	Telephone: 800-344-5128

For Information:

Carl Mathis at Wells Fargo Bank, N.A.

1-801-246-5299

Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to such terms in the Tender Offer Statement on Schedule TO dated June 15, 2009 (the “Offer Statement”) of Novell, Inc., a Delaware corporation (the “Company”), and the accompanying Company Notice, relating to the offer to purchase by the Company, at the option of the holder thereof, the Company’s 0.50% Convertible Senior Debentures due 2024 (the “Debentures”) for 100% of the principal amount of each such Debenture in cash plus accrued and unpaid interest, if any, to (but excluding) the date of purchase, subject to the terms and conditions of the Indenture, and the Debentures, as amended and supplemented from time to time (the “Offer”). The purchase date is an Interest Payment Date under the terms of the Indenture. Accordingly, interest accrued up to the purchase date will be paid to record holders as of the record date for such Interest Payment Date, and the Company expects that there will be no accrued and unpaid interest due as part of the Purchase Price. Unless the Company defaults in the payment of the Purchase Price in accordance with the Indenture, interest on the purchased Debentures will cease to accrue on and after the purchase date.

This Notice of Withdrawal is to be completed by registered holders of Debentures desiring to withdraw the surrender of such Debentures in the Offer if (1) Debentures have been previously surrendered to the Paying Agent, or (2) delivery of such Debentures has been previously made by book-entry transfer to the Paying Agent’s account at DTC pursuant to the book-entry transfer procedures described under the caption “Procedures for Surrendering Debentures” in the Offer Statement.

Ladies and Gentlemen:

The undersigned hereby withdraws the undersigned’s surrender for purchase to the Company of the Debentures described below, which Debentures were previously surrendered for purchase pursuant to the Offer Statement.

The undersigned understands that the withdrawal of Debentures previously surrendered in this Offer, effected by this Notice of Withdrawal, may not be rescinded and that such Debentures will no longer be deemed to be validly surrendered for purchase. Such withdrawn Debentures may be resurrendered for purchase only by following the procedures for surrendering set forth in the Offer Statement and in the accompanying Company Notice.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

DESCRIPTION OF DEBENTURES BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s)	CUSIP Number	Certificate Number(s)*	Aggregate Principal Amount Represented	Aggregate Principal Amount Being Withdrawn**	Aggregate Principal Amount Which Remains Subject to Purchase

TOTAL PRINCIPAL AMOUNT BEING WITHDRAWN

*	Need not be completed by holders who surrendered the Debentures by book-entry transfer.

**	Unless otherwise indicated in the column labeled “Aggregate Principal Amount Being Withdrawn” and subject to the terms and conditions of the Offer Statement and accompanying Company Notice, a holder will be deemed to have withdrawn the entire aggregate principal amount represented by the Debentures indicated in the column labeled “Aggregate Principal Amount Represented.”

METHOD OF DELIVERY

☐	Check here if Debentures were physically delivered to the Paying Agent.

☐	Check here if Debentures were delivered by book-entry transfer made to the account maintained by the Paying Agent with DTC and complete the following:

Name of Surrendering Institution:
(Please Print)

Address:
(Please Print)

Zip Code

Telephone:

Facsimile:

Contact Person:

Date Surrendered:

DTC Account Number:

Transaction Code Number:

PLEASE SIGN BELOW

(TO BE COMPLETED BY ALL REGISTERED HOLDERS OF

DEBENTURES BEING WITHDRAWN)

This Notice of Withdrawal must be signed by the registered holder(s) of Debentures exactly as his (their) name(s) appear(s) on certificate(s) for Debentures or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Withdrawal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act.

If the signature appearing below is not of the registered holder(s) of the Debentures, then the registered holder(s) must sign a valid power of attorney.

(Signature(s) of Holder(s) or Authorized Signatory)

Date:                     , 2009

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone Number:

SIGNATURE GUARANTEE (IF REQUIRED)

Certain Signatures Must be Guaranteed by an Eligible Institution

The signature appearing above must be guaranteed by an eligible guarantor institution (as defined in Rule 17Ad-15(a)(2) under the Securities Exchange Act of 1934, as amended) (an “Eligible Institution”) unless (i) the signature above is of the registered holder(s) of the surrendered Debentures or (ii) the Debentures were surrendered for purchase by the Company for the account of an Eligible Institution.

Authorized Signature:

Printed Name:

Title:

Name of Eligible Institution Guaranteeing Signatures:

Address of Eligible Institution:
(including zip code)

Area Code and Telephone Number.:

Date:                     , 2009